King Pharmaceuticals Contact: Jack Howarth, VP Investor Relations 908-429-8350 Acura Pharmaceuticals Contact: Peter Clemens, SVP & CFO 847-705-7709

KING PHARMACEUTICALS AND ACURA PHARMACEUTICALS ANNOUNCE
PLANS TO SUBMIT AN NDA FOR ACUROX® TABLETS WITHOUT NIACIN

*** Submission Targeted for Early 2011 ***

BRISTOL, TENNESSEE and PALATINE, ILLINOIS, May 3, 2010 — King Pharmaceuticals, Inc. (NYSE: KG) and Acura Pharmaceuticals, Inc. (NASDAQ: ACUR) today announced that the Companies plan to develop and submit a New Drug Application (NDA) for Acurox® (oxycodone HC1) Tablets (without niacin) intended to relieve moderate to severe pain and introduce limits and impediments to potential abuse via nasal snorting of crushed tablets and intravenous injection of dissolved tablets.  At an April 22, 2010 joint Advisory Committee meeting, the U.S. Food and Drug Administration (FDA) questioned the effectiveness of niacin included in the current Acurox® formulation but cited no concerns with the snorting and intravenous abuse limiting features of the product.  The Companies expect to submit an NDA for Acurox® Tablets (without niacin) in early 2011.

The Companies also plan to develop and submit NDA’s for two additional immediate release opioid analgesic products utilizing Acura’s proprietary Aversion® Technology; Vycavert® (hydrocodone bitartrate/acetaminophen) Tablets and Acuracet® (oxycodone HCl/acetaminophen) Tablets.  Like Acurox®, these additional product candidates are patent protected compositions comprising a mixture of active and inactive ingredients intended to relieve pain and introduce limits and impediments to nasal and intravenous abuse.

About Acurox® Tablets (without niacin)

Acurox® (without niacin) is substantially the same as the current Acurox® formulation except niacin has been removed from the product.  The Companies have successfully scaled up and manufactured Acurox® Tablets (without niacin) and completed a clinical study demonstrating that Acurox® (without niacin) is bioequivalent to the FDA-approved oxycodone HCl Reference Listed Drug and to the Acurox® Tablet formulation with niacin.  The Companies expect to conduct confirmatory studies that, if successful, will be included in the NDA submission.  The Companies anticipate that the proposed labeling for Acurox® (without niacin) will allow greater dosing flexibility than was proposed for the Acurox® formulation with niacin since the ability to utilize the full dose range of immediate release oxycodone was limited by niacin.

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc., is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates intended to introduce limits and impediments to abuse utilizing the Company’s proprietary Aversion® Technology, Impede™ Technology, and other novel technologies.  Acura entered into a License, Development and Commercialization Agreement with King Pharmaceuticals®, Inc., in October 2007 pursuant to which Acura and King are now jointly developing Acurox® Tablets (without niacin) and two additional immediate release opioid analgesic product candidates utilizing Aversion® Technology.

About King Pharmaceuticals, Inc.

King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products and technologies that complement the Company’s focus in specialty-driven markets, particularly neuroscience and hospital. King’s wholly owned subsidiary, Alpharma Inc., is also a leader in the development, registration, manufacture, and marketing of pharmaceutical products for food-producing animals.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").  When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements.  Examples of forward-looking statements in this press release include statements concerning the FDA views about Acurox®, the expectation that the Companies will successfully complete additional studies and submit a NDA by a certain date or at all and the expectation relating to the product label for Acurox®.  King Pharmaceuticals, Inc. and Acura Pharmaceuticals, Inc. disclaim any intent or obligation to update these forward-looking statements, and claim the protection of the Safe Harbor for forward-looking statements contained in the Act.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of each of the Companies’ Annual Reports on Form 10-K for the fiscal year ended December 31, 2009, each of which is on file with the U.S. Securities and Exchange Commission.

ADMINISTRATIVE OFFICES

ACURA PHARMACEUTICALS, INC.
616 N. NORTH COURT, PALATINE, ILLINOIS 60067

KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TN 37620

ACUROX and AVERSION are registered trademarks and IMPEDE is a trademark of Acura Pharmaceuticals, Inc.